EXHIBIT 23.1
              CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Repap Enterprises Inc. of our report dated January 27, 1999 and of our comments by auditors for US readers on Canada-US reporting difference dated January 27, 1999, included in the 1998 Annual Report of Repap Enterprises Inc.

Our audit also included the financial statements schedule of Repap Enterprises Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


Montreal, Canada
January 27, 1999                             Chartered Accountants


                                             Ernst & Young LLP
                                             [Signed]